American Spectrum Realty, Inc.		Exhibit 21

2013
SUBSIDIARIES OF THE COMPANY

Corporations	State of Organization
American Spectrum Management Group, Inc.	Delaware
Spectrum Lender Services, Inc.	Delaware

Limited Partnerships
American Spectrum Realty Operating Partnership, L.P.	Delaware
ASR 2401 Fountainview, L.P	Delaware
ASR 5450 NW, L.P.	Delaware
ASR 6677 Gessner, L.P.	Delaware
ASR Washington, L.P.	Texas
ASR-8 Centre, L.P.	Delaware
ASR-2855 Mangum, L.P.	Delaware
ASR-6430 Richmond Atrium, L.P.	Delaware
ASR-Fountain View Place, L.P.	Delaware
ASR-Parkway One & Two, L.P.	Delaware
ASR-West Gray, L.P.	Delaware
ASR-Windrose, L.P.	Delaware
Grissom Road Self Storage, LP	Delaware
Nooney Rider Trail, L.P.	Delaware
Sabo Road Acquisitions, LP	Delaware

Limited Liability Companies
American Spectrum Asset Co., LLC	Delaware
American Spectrum Investments, LLC	Delaware
American Spectrum Realty Advisors, LLC	Delaware
American Spectrum Realty Management, LLC	Delaware
American Spectrum Realty-2855 Mangum, LLC	Delaware
American Spectrum Realty-6430 Richmond Atrium, LLC	Delaware
American Spectrum Realty 5450 NW, LLC	Delaware
American Spectrum Realty-8 Centre, LLC	Delaware
American Spectrum Realty-6430 Richmond, LLC	Delaware
American Spectrum Realty-Fountain View Place, LLC	Delaware
American Spectrum Realty-Parkway One & Two, LLC	Delaware
American Spectrum Realty-Windrose, LLC	Delaware
ASR 2401 Fountainview, LLC	Delaware
ASR 2620-2630 Fountainview GP, LLC	Delaware
ASR 6677 Gessner, LLC	Delaware
ASR Centennial Park, LLC	Delaware
ASR-Newport, LLC	Delaware
ASR NRT, LLC	Delaware
ASR-Risk Management, LLC	Delaware
ASR-Risk & Insurance Services, LLC	Delaware
ASR-Dunham Properties, LLC	Delaware
ASR-West Gray, LLC	Delaware
Attic Self Storage Manager, LLC	Delaware

AQQ Commerce Distribution Center, LLC	Delaware
AQQ Florida, LLC	Delaware
AQQ Grissom, LLC	Delaware
AQQ San Antonio Self-Storage, LLC	Delaware
AQQ San Antonio Self-Storage TIC 24, LLC	Delaware
AQQ University Heights II TIC 17, LLC	Delaware
Back Bay, LLC	Delaware
B&R Services, LLC	Delaware
Centennial Park Kansas, LLC	Delaware
Commerce Distribution Center, LLC	Delaware
McDonnell Associates, LLC	Delaware
Nooney Real Property Investors Two, LLC	Delaware
Pacific Spectrum, LLC	Arizona
Rooftop Spectrum, LLC	Delaware
Sabo Road Manager, LLC	Delaware
San Antonio Self-Storage III, LLC	Delaware
Seventy Seven, LLC	Delaware
Sierra Creekside, LLC	Delaware
Sierra Southwest Pointe, LLC	Delaware
Solar Spectrum, LLC	Delaware
Tampa Ocala Acquisitions, LLC	Delaware